Exhibit 99.1

News Release

Investor Contact: Katie Reinsmidt, Executive Vice President & Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

Media Contact: Stacey Keating, Vice President – Corporate Communications, 423.490.8361, Stacey.Keating@cblproperties.com

CBL PROPERTIES NAMES KATIE REINSMIDT COO AND ANNOUNCES

OTHER KEY EXECUTIVE PROMOTIONS

Jennifer Cope and Joseph Khalili Promoted to EVP

CHATTANOOGA, Tenn. (May 11, 2023) – CBL Properties (NYSE:CBL) today announced the promotion of three executive leaders: Katie Reinsmidt was promoted to Executive Vice President – Chief Operating Officer, Jennifer Cope to Executive Vice President – Operations Services & Risk Management and Joseph Khalili to Executive Vice President – Financial Planning & Analysis.

In the newly created position of EVP-COO, Katie Reinsmidt will oversee the operations of the Company’s portfolio, driving strategic growth initiatives, enhanced analytics, financial performance and operating efficiencies. In addition, Reinsmidt will continue to provide oversight of CBL’s Investor Relations, Environment, Social and Governance and Corporate Communications programs.

“Katie has been an invaluable strategic partner to me and a key member of our leadership team over the years as we have worked to navigate challenges and execute our vision for CBL,” said Stephen D. Lebovitz, CBL’s chief executive officer. “Her breadth of experience and deep knowledge of the organization provides for a natural transition into this role, where I am confident she will make an even more impactful contribution to CBL.”

Lebovitz added, “I am also thrilled to recognize the strength of the CBL team and the significant achievements and growth that Jennifer and Joseph have accomplished over their careers at CBL with their promotions. They both share a passion for executing CBL’s strategic goals at the highest level. As we sharpen our focus on identifying and executing new growth initiatives both internally and externally, I am confident that their leadership and drive will be integral to our future success.”

Reinsmidt joined CBL in 2004 as Director – Investor Relations and since that time advanced through the organization, most recently serving as Executive Vice President – Chief Investment Officer. Prior to joining CBL, she served as associate analyst at A.G. Edwards & Sons at its corporate headquarters in St. Louis, MO, where she provided research coverage for retail, healthcare and lodging REITs.

Cope joined CBL in 2001 as a Junior Analyst in Financial Services and has served various roles supporting CBL’s insurance and risk management programs, technology, JV relations and loan closings. She transitioned to CBL’s business transformation team in March 2014 and was promoted to Vice President in February 2015 to lead CBL’s Shared Services and Operations Services divisions. She was promoted to Senior Vice President in 2021.

Khalili joined CBL in 2012 as a Portfolio Accountant focused on Third Party Managed properties and in 2014 was promoted to Acquisitions Analyst. In 2016, he assumed the role of Director – Financial Planning and Analysis. In 2019, he was appointed Vice President to lead CBL’s financial planning and budgeting teams and in 2021, promoted to Senior Vice President. Prior to joining CBL, he spent seven years with General Growth Properties.

About CBL Properties

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

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